Exhibit 99.1

Adamas Reports First Quarter 2018 Financial Results
GOCOVRI™ (amantadine) extended release capsules product sales hit $2.6 million for the first quarter of commercialization, with 1,608 fulfilled prescriptions
Received positive feedback from the U.S. Food and Drug Administration (FDA) on the clinical development program for ADS-4101 in patients with epilepsy
EMERYVILLE, Calif., May 3, 2018 – Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS) today reported financial results and pipeline updates for the first quarter ended March 31, 2018.
“We are pleased with the first quarter of commercialization of GOCOVRI and we are very encouraged by the positive reception we have received from physicians, patients and care partners,” stated Gregory T. Went, Ph.D., Chairman and Chief Executive Officer of Adamas Pharmaceuticals, Inc. “In addition, our development pipeline continues to advance with the enrollment of patients in our Phase 3 trial of ADS-5102 for multiple sclerosis patients with walking impairment, and we received positive feedback from the FDA on our clinical development plans for ADS-4101, which will allow the program to advance directly into pivotal Phase 3 trials in epilepsy patients with partial onset seizures.”
Recent Highlights

•
Fulfilled 1,608 paid prescriptions of GOCOVRI, the first and only FDA-approved medicine indicated for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, in the first quarter of 2018

•	Received GOCOVRI prescriptions from 550 distinct prescribers through March 31, 2018

•
Reported final data from EASE LID 2, the two-year Phase 3 open-label study of GOCOVRI for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy demonstrating durability of effect out to two years

•	Presented GOCOVRI-related basic research and clinical data at the American Academy of Neurology (AAN) Annual Meeting

•
Published a manuscript in CNS Drugs showing that 52 percent of GOCOVRI-treated patients in the pooled Phase 3 studies reported a complete resolution of their ON time with troublesome dyskinesia by Week 12

•	Initiated a Phase 3 study of ADS-5102 (amantadine) extended release capsules in multiple sclerosis patients with walking impairment

•
Received positive feedback from the U.S. Food and Drug Administration (FDA) regarding the clinical development plans for ADS-4101 (lacosamide) modified release capsules in development for the treatment of partial onset seizures in patients with epilepsy

First Quarter 2018 Financial Results
Adamas recorded revenues from the sale of GOCOVRI of $2.6 million for the first quarter ended March 31, 2018. The full commercial launch of GOCOVRI occurred on January 8, 2018, so there were no similar product sales for the first quarter of 2017. The company recognizes revenue using the sell-in method, typically when products are delivered to the specialty pharmacy.
Research and development (R&D) expenses for the first quarter ended March 31, 2018, were $7.2 million, including $0.8 million in stock-based compensation expense, compared to $7.1 million for the first quarter ended March 31, 2017, which included $0.8 million in stock-based compensation expense.
Selling, general and administrative (SG&A) expenses for the first quarter ended March 31, 2018, were $26.4 million, including $3.0 million in stock-based compensation expense, compared to $9.1 million for the same quarter in the prior year, which included $2.1 million in stock-based compensation expense.
Adamas reported a net loss of $35.0 million, or $1.35 per share, basic and diluted, for the first quarter of 2018, compared to a net loss of $16.0 million, or $0.72 per share, basic and diluted, for the first quarter of 2017. The net losses for the first quarters of 2018 and 2017 included $3.7 million and $2.9 million, respectively, in non-cash stock-based compensation expense.

Cash Position
Adamas ended the quarter with $286.7 million of cash, cash equivalents, and available-for-sale securities, compared to $176.4 million at December 31, 2017. This includes $134.3 million net proceeds the company received from a public offering in January 2018.
Investor Conference Call and Webcast
Adamas will host a conference call and webcast today, May 3, 2018, at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing 844-215-3280 for participants in the U.S. or Canada and 484-747-6383 for international callers. The webcast can be accessed live via the investor section of the Adamas website at http://ir.adamaspharma.com/events-presentations and will be available for replay until June 3, 2018.
About GOCOVRI
GOCOVRI (amantadine) extended release capsules is the first and only FDA-approved medicine indicated for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, with or without concomitant dopaminergic medications. GOCOVRI is a high-dose 274 mg amantadine (340 mg amantadine hydrochloride) taken once-daily at bedtime, which delivers high levels of amantadine upon waking and throughout the day. Data from two pivotal, placebo-controlled clinical studies in approximately 200 patients demonstrated statistically significant reduction in dyskinesia, as well as a secondary benefit in OFF time in patients dosed with GOCOVRI. The most commonly observed adverse reactions with GOCOVRI were hallucinations, dizziness, dry mouth, peripheral edema, constipation, fall and orthostatic hypotension. For more information about GOCOVRI, including complete safety information, please see the U.S. Prescribing Information at www.gocovri.com.
About ADS-4101
ADS-4101 is an investigational drug in development for the treatment of partial onset seizures in patients with epilepsy. Derived from Adamas’ validated time-dependent biology approach to drug development, ADS-4101 is a potential high-dose, once-daily at bedtime lacosamide therapy, with a drug profile that provides high concentrations of lacosamide during the day to match the time when seizures occur most often. Lacosamide is an anti-epilepsy active ingredient previously approved by the FDA and currently marketed as VIMPAT® (lacosamide).
About Adamas Pharmaceuticals, Inc.
Adamas’ goal is to create and commercialize a new generation of medicines intended to lessen the burden of chronic neurologic diseases on patients, caregivers and society using its deep understanding of time-dependent biology. The company is focused on the commercial launch of GOCOVRI™ (amantadine) extended release capsules (previously ADS-5102), the first and only FDA-approved medicine for the treatment of dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy, with or without concomitant dopaminergic medications, and delivering on its pipeline of differentiated investigational programs. Those programs include: ADS-5102 in development for the treatment of multiple sclerosis walking impairment; and ADS-4101, a high-dose, modified release lacosamide in development for the treatment of partial onset seizures in patients with epilepsy. For more information about Adamas and its unique approach to developing medicines based on time-dependent biology, please visit www.adamaspharma.com.
Forward-looking Statements
Statements contained in this press release regarding matters that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements contained in this press release regarding the commercial acceptance of GOCOVRI, the potential clinical benefits of GOCOVRI or about Adamas’ ongoing or planned clinical development programs, including ADS-5102 and ADS-4101 because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to Adamas’ research, clinical, development and commercial activities relating to GOCOVRI and ADS-5102, and the regulatory and competitive environment and Adamas’ business in general, see Adamas’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 3, 2018, particularly under the caption “Risk Factors.” Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Adamas undertakes no obligation to update any forward-looking statement in this press release.
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Contact:
Media:
Terri Clevenger
Continuum Health Communications
203-227-0209
tclevenger@continuumhealthcom.com

Investors:
Ashleigh Barreto
Director, Corporate Communications & Investor Relations
Adamas Pharmaceuticals, Inc.
510-450-3567
ir@adamaspharma.com

— Financial Tables Attached —

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues:
Product sales	$2,553	$—
Costs and operating expenses:
Cost of product sales	25	—
Research and development	7,188	7,088
Selling, general and administrative, net	26,363	9,144
Total costs and operating expenses	33,576	16,232
Loss from operations	(31,023)	(16,232)
Interest and other income, net	878	204
Interest expense	(4,826)	—
Net loss	$(34,971)	$(16,028)
Net loss per share, basic and diluted	$(1.35)	$(0.72)
Weighted average shares used in computing net loss per share, basic and diluted	25,861	22,206

Adamas Pharmaceuticals, Inc.
Unaudited Consolidated Balance Sheet Data
(in thousands)

	March 31, 2018	December 31, 2017
Cash, cash equivalents, and available-for-sale securities	$286,655	$176,433
Total assets	298,388	186,176
Total current liabilities	20,920	16,607
Long-term debt	107,105	102,647
Total liabilities	128,785	120,050
Total stockholders’ equity	169,603	66,126